EXHIBIT J UNDER FORM N-1A
                                              EXHIBIT 23 UNDER ITEM 601/REG. S-K

ERNST & YOUNG LLP

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the use of our report dated December 21, 1998, in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A No. 33-48847) and in the related Annual Report of Federated Bond Fund (a portfolio of Investment Series Funds, Inc.) dated December 31, 1998.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 23, 1998